EXHIBIT 10.19


THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

                              PATRON SYSTEMS, INC.

                     10% JUNIOR CONVERTIBLE PROMISSORY NOTE

Bridge Note No. ____                                               June __, 2005

         FOR VALUE RECEIVED, PATRON SYSTEMS, INC., a Delaware corporation (the "COMPANY") with its principal executive office at 500 North Michigan Avenue, Suite 300, Chicago, Illinois 60611, promises to pay to the order of ____________ (the "HOLDER" or "PAYEE") or registered assigns the principal amount of ____________________ DOLLARS ($__________) (the "PRINCIPAL AMOUNT") on September
__, 2005 (the "MATURITY DATE"), subject to extension or exchange as more specifically described herein. The Principal Amount is payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of a series of Notes, in the aggregate principal amount of $2,500,000 (a "NOTE" and collectively the "NOTES") being issued by the Company in connection with a private placement (the "OFFERING") as described in the Company's Confidential Information Memorandum, dated as of May __, 2005, as amended or supplemented from time to time (the "MEMORANDUM"). This Note is being issued to the Payee, pursuant to the provisions of a Subscription Agreement by and between the Company and the Payee (the "SUBSCRIPTION AGREEMENT"), in connection with the Offering. Notwithstanding any provision to the contrary contained herein or elsewhere, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Memorandum and the Subscription Agreement. Any transferee of this Note, by its acceptance hereof, assumes the obligations of the Payee in the Subscription Agreement with respect to the conditions and procedures for transfer of this Note. Reference to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both the Principal Amount and interest thereon as provided herein. Any initially capitalized terms not otherwise defined herein shall have the meanings ascribed to those terms in the Memorandum.

         Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with SECTION 3 hereof and shall be payable in accordance with SECTION 3 hereof. All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, then to reduce the Principal Amount.

         The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default (as defined below), to pay to the Payee, on demand, all costs and expenses (including reasonable legal fees) incurred in connection with the enforcement and collection of this Note.

1. PREPAYMENT. This Note may not be prepaid at any time prior to the first closing of a Subsequent Financing (as such term is defined in SECTION 5 hereafter). This Note, if not converted as provided in SECTION 5, may be prepaid prior to the Maturity Date or the Extension Period (as defined hereafter), if applicable, at any time commencing on the day immediately after the first closing of a Subsequent Financing, in which case the Company may only prepay the aggregate outstanding principal amount of all of the Notes, including this Note, with all accrued interest thereon, and such prepayment shall be without any premium or penalty.

2. EXTENSION OF MATURITY DATE. The Company, at its sole option, shall have the right to extend the Maturity Date for an additional sixty (60) day period (the "EXTENSION PERIOD") by providing all holders of Notes with at least thirty (30) days' prior written notice of its election to do so. In consideration for the Extension Period, the Holder shall be entitled to (a) an increase in the rate of interest payable under this Note, as provided in SECTION 3 hereafter and (b) a warrant (the "EXTENSION WARRANT") for such number of shares of the Company's Common Stock equal to one-half share of Common Stock for each $1.00 of Principal Amount outstanding on the Maturity Date. The terms of the Extension Warrant shall be identical to the Base Warrants.

3.       COMPUTATION OF INTEREST.

         (a) INITIAL INTEREST RATE. Subject to SECTION 2(B) and SECTION 2(C) below, the outstanding Principal Amount shall bear interest at the rate of ten percent (10%) per annum compounded on a quarterly basis.

         (b) INTEREST RATE DURING EXTENSION PERIOD. During the Extension Period, if applicable, the interest rate payable on the outstanding Principal Amount shall be increased to twelve percent (12%) per annum.

         (c) MAXIMUM RATE. In the event that it is determined that, under the applicable laws relating to usury applicable to the Company or the indebtedness evidenced by this Note
                  ("APPLICABLE USURY LAWS"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith (collectively, the "EFFECTIVE INTEREST RATE") cause the Effective Interest Rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "MAXIMUM RATE"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity.

         (d) PAYMENT OF INTEREST. All accrued but unpaid interest on the Principal Amount shall be paid upon the earlier to occur of
                  (i) any conversion of this Note, pursuant to the provisions of
                  SECTION 5 hereafter; or (ii) the later of (A) the Maturity Date or (B) the expiration of the Extension Period, if applicable; PROVIDED, however, that if this Note is prepaid, as provided in SECTION 1 hereof, then all accrued but unpaid interest shall be paid on such prepayment date. All interest payments shall be paid in immediately available funds.

4.       SUBORDINATION.

         (a) NOTE SUBORDINATED TO SENIOR INDEBTEDNESS. Notwithstanding any provision of this Note to the contrary, the Company covenants and agrees, and the Holder by acceptance of this Note covenants and agrees, that all payments of the Principal Amount or any other amounts due from the Company under this Note (all such amounts being collectively referred to as "AMOUNTS PAYABLE"), shall be subordinated to the extent set forth in SECTIONS 4(B) through 4(F) to the prior payment in full (in cash or cash equivalents satisfactory to the holders of Senior Indebtedness) of, or the conversion (pursuant to the terms of Senior Indebtedness) of all amounts owed under: (i) the Company's 10% Senior Convertible Promissory Notes issued on February 28, 2005 pursuant to the provisions of those certain Subscription Agreements, between the Company and each of the purchasers of the 10% Senior Convertible Promissory Notes; (ii) the Subordinated Convertible Promissory Notes issued as of February 25, 2005 in connection with the Company's acquisition of Complete Security Solutions, Inc.; and (iii) the Promissory Notes issued as of March 30, 2005 in connection with the Company's acquisition of Entelagent Software Corp. (collectively "SENIOR INDEBTEDNESS").

         (b)      PRIORITY AND PAYMENT OVER OF PROCEEDS IN CERTAIN EVENTS.

                  (i) Upon any payment or distribution of assets of the Company, whether in cash, property, securities or otherwise, in the event of any dissolution, winding up or total or partial liquidation, reorganization, arrangements, adjustment, protection, relief or composition, or assignment for the benefit of creditors of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization, relief or other proceedings or upon an assignment for the benefit of creditors or any other marshaling of all or any part of the assets and liabilities of the Company (the foregoing events herein collectively referred to as an "INSOLVENCY EVENT"), all Senior Indebtedness shall first be paid in full, in cash, or payment provided for in cash equivalents in a manner satisfactory to the holders of Senior Indebtedness, before the Holder shall be entitled to receive any payment or distribution of assets of the Company, whether in cash, property, securities, or otherwise, relating to any Amounts Payable. Upon any Insolvency Event, any payment to which the Holder would be entitled relating to any Amounts Payable but for the provisions of this SECTION 4, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Indebtedness or their representatives for application to the payment or prepayment of Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness.

                  (ii) If there has occurred and is continuing a default in the payment of all or any portion of any Senior Indebtedness (the occurrence of which the Company hereby agrees to give the Holder prompt notice), unless and until such default shall have been cured or waived, the Company shall not make any payment on or with respect to any Amounts Payable or acquire this Note (or any portion thereof) for cash, property, securities or otherwise.

                  (iii) If, notwithstanding the foregoing provisions prohibiting payments or distributions, the Holder shall have received any payment of, or on account of, any Amounts Payable that was prohibited by this
                           SECTION 4, before all Senior Indebtedness shall have been paid in full, then any such payments or distributions shall be received and held in trust for the holders of Senior Indebtedness and promptly paid over or delivered to the holders of Senior Indebtedness remaining unpaid thereof to the extent necessary to pay in full, in cash or cash equivalents satisfactory to the holders of Senior Indebtedness, such Senior Indebtedness in accordance with its terms after giving effect to any prior or substantially concurrent payment or distribution to the holders of all Senior Indebtedness; provided, that any such payment that is, for any reason, not so paid over or delivered shall be held in trust by the Holder for the holders of Senior Indebtedness.

                  (iv) Upon any payment or distribution of assets referred to in SECTION 4(B)(I), the Holder shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution of assets, delivered to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution of assets, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this SECTION 4.

         (c)      RIGHTS OF HOLDERS OF SENIOR  INDEBTEDNESS  NOT TO BE IMPAIRED,
                  ETC.

                  (i) No right of any future holder of Senior Indebtedness to enforce the subordination and other terms and conditions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Company, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

                  (ii) This SECTION 4 may not be amended without the written consent of the holders of a majority in interest of Senior Indebtedness and the Holder, and any purported amendment without such consent shall be void. No holder of Senior Indebtedness shall be prejudiced in such holder's right to enforce the subordination and other terms and conditions of this Note by any act or failure to act by the Company or anyone in custody of its assets or property.

         (d) SUBROGATION. Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated, to the extent of payments or distributions made to the holders of Senior Indebtedness pursuant to or by reason of this SECTION 4, to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company made on Senior Indebtedness until all amounts due under all Senior Indebtedness shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this SECTION 4, and no payment pursuant to the provisions of this SECTION 4 to holders of Senior Indebtedness by the Holder, shall, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holder be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this SECTION 4 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness, on the one hand, and the Holder, on the other hand. If any payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this SECTION 4 shall have been applied, pursuant to the provisions of this SECTION 4, to the payment of Amounts Payable under Senior Indebtedness, then, and in such case, the Holder shall be entitled to receive from the holders of Senior Indebtedness the full amount of any such payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay in full all Senior Indebtedness.

         (e) OBLIGATIONS OF THE COMPANY UNCONDITIONAL. Nothing contained in this Note is intended to or shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder all Amounts Payable, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holder and other creditors of the Company (other than the holders of Senior Indebtedness).

         (f) SECTION 4 NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment of any Amounts Payable by reason of any provision of this SECTION 4 shall not be construed as preventing the occurrence of an Event of Default under SECTION 7.

5.       CONVERSION.

         (a) CONVERSION OF NOTE. The Holder in its sole and absolute discretion may convert all or any portion of the outstanding Principal Amount into the same securities (the "CONVERSION SECURITIES") offered by the Company in any financing conducted by the Company (a "SUBSEQUENT FINANCING"), at the time of the first closing of any such Subsequent Financing, for such number of Conversion Securities as could be purchased by the Holder for the Principal Amount being converted (a "CONVERSION"). Certificates for Conversion Securities shall be delivered to the Holder at the same time that such certificates are sent to other investors in the first closing of the Subsequent Financing. In the event that the Conversion is for less than the entire outstanding Principal Amount, the Company shall provide to the Holder, at the same time the certificates are delivered, a new identical Note in a Principal Amount equal to the unconverted Principal Amount. In addition, all interest accrued and unpaid on the Principal Amount being converted, as of the date of the Conversion, shall be paid to the Holder, in immediately available funds. This Note may not be converted in any other manner, and the Holder shall have no obligation to convert this Note.

         (b) ISSUANCE OF WARRANTS. In the event that any Conversion is effected prior to the Holder's right to be issued an Extension Warrant, as provided in SECTION 2 above, then upon such Conversion, the Holder shall also be issued a warrant (the "INCENTIVE WARRANT") to purchase such number of shares of Common Stock equal to one-half share of Common Stock for


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


                  each $1.00 of Principal Amount converted by the Holder. The terms of the Incentive Warrant shall be identical to the Base Warrants.

6. COVENANTS OF COMPANY. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this SECTION 6:

         (a) INDEBTEDNESS. Without the express written consent of the holders of all of the Notes, the Company will not, directly or indirectly, hereafter create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness with rights which are senior to or pari passu with the Notes including, without limitation, any rights of repayment of such indebtedness;

         (b) NEGATIVE PLEDGE. Without the express written consent of the holders of all of the Notes, the Company will not, directly or indirectly, hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "LIEN") upon any of its property, revenues or assets, whether now owned or hereafter acquired (including, without limitation, the assets and/or stock of the entities acquired in the Acquisitions, except:

                  (i)      Liens  granted  to secure  indebtedness  incurred  to
                           finance the acquisition (whether by purchase or capitalized lease) of tangible assets, but only on the assets acquired with the proceeds of such indebtedness;

                  (ii) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (iii) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (iv) Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (v) judgment Liens in existence less than sixty (60) days after the entry thereof or with respect to which execution has been stayed; and

                  (vi)     Liens   granted   in   connection   with  any  Senior
                           Indebtedness.


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


         (c) SALES OF ASSETS. Without the express written consent of the holders of all of the Notes, the Company will not, directly or indirectly, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part (i.e. representing ten (10%) percent or more of the Company's total assets or revenues) of its properties or assets to any person or entity; provided that this clause shall not restrict any disposition made in the ordinary course of business and consisting of:

                  (i) capital goods which are obsolete or have no remaining useful life; or

                  (ii)     finished goods inventories.

7.       EVENTS OF DEFAULT.

         (a) The term "EVENT OF DEFAULT" shall mean any of the events set forth in this SECTION 7(A):

                  (i) NON-PAYMENT OF OBLIGATIONS. The Company shall default in the payment of the Principal Amount and/or accrued interest on this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

                  (ii) NON-PERFORMANCE OF COVENANTS. The Company shall default in the due observance or performance of any covenant set forth in SECTION 6, which default shall continue uncured for five (5) business days.

                  (iii) BREACH. The Company shall breach any of its other material obligations under this Note or under the Subscription Agreement and/or any other documents referred to in the Subscription Agreement, which breach shall continue uncured for ten (10) days after written notice to the Company.

                  (iv)     BANKRUPTCY, INSOLVENCY, ETC. The Company shall:

                           (A) admit in writing its inability to pay its debts as they become due;

                           (B) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

                           (C) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

                           (D) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a


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


                                    voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

                           (E)      take   any   corporate   or   other   action
                                    authorizing, or in furtherance of, any of the foregoing.

                  (v) TERMINATION OF BUSINESS; DISSOLUTION. The termination of the Company's business and/or the dissolution of the Company.

         (b) ACTION IF BANKRUPTCY; TERMINATION OF BUSINESS OR DISSOLUTION. If any Event of Default described in clauses (iv)(A) through
                  (E) or (v) of SECTION 7(A) shall occur, the outstanding Principal Amount, all accrued but unpaid interest and all other obligations under this Note shall automatically be and become immediately due and payable, without notice or demand.

         (c) ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in clause (b) immediately preceding) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Payee may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount, together with interest accrued on this Note, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount hereof, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

         (d) ISSUANCE OF WARRANT. In the event that (i) the total outstanding Principal Amount of this Note has not been converted and/or repaid and (ii) all accrued interest has not been paid on or before the date which is one hundred eighty
                  (180) days after the date of issuance of this Note (the "PAYMENT DEFAULT DATE"), the Holder shall be issued a warrant (the "PENALTY WARRANT") to purchase 3.84 shares of Common Stock for each $1.00 Principal Amount outstanding under this Note on the Payment Default Date. The Penalty Warrant, which shall be exercisable for a period of five (5) years unless sooner terminated, shall contain substantially the same terms and conditions as the Base Warrants, other than the exercise price and the terms of exercise. The Penalty Warrant may only be exercised by its holder in consideration for such holder's exchange and cancellation of this Note, which shall result in the Company's satisfaction of payment of the entire outstanding Principal Amount and all accrued interest thereon. In the event that the Company desires to repay this Note after the date of expiration of the Extension Period, then it shall give the Holder at least thirty (30) days prior written notice thereof, and the Holder shall have the right during such thirty (30) day period to exercise the Penalty Warrant upon the terms provided therein. Upon the Company's full payment of this Note, including all accrued interest thereon, the Penalty Warrant shall expire.

8.       AMENDMENTS AND WAIVERS.

         (a) Unless otherwise provided herein, the provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and holders owning greater than 50% of the then outstanding Principal Amount; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would (i) modify SECTION 7 or this SECTION 8,
                  (ii) reduce the interest rate or any increasing interest rate on this Note, (iii) extend the Maturity Date or Extension Period, (iv) permit any prepayment of this Note and/or any of the other Notes, (v) reduce the Principal Amount payable hereunder or (vi) affect the terms of Conversion of the Note, shall be made without the written consent of the holder of each Note so affected.

         (b) No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         (c) To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         (d) After any waiver, amendment or supplement under this SECTION 8 becomes effective, the Company shall mail to the Holder a copy thereof.

9.       MISCELLANEOUS.

         (a) PARTIES IN INTEREST. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

         (b) GOVERNING LAW, ETC. This Note shall be governed by and construed solely in accordance with the internal laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. By the Company's execution hereof and the Holder's acceptance of this Note, the parties hereby expressly and irrevocably (i) agree that any suit or proceeding arising under this Note or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the County of Cook, State of Illinois, (ii) submit to the IN PERSONAM jurisdiction of the federal and state courts located in the County of Cook, State of Illinois and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the County of Cook, State of Illinois, and (iii) waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of IN PERSONAM jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

         (c) WAIVER OF JURY TRIAL. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.


                                    PATRON SYSTEMS, INC.

                                    By:  __________________________________
                                         Name:
                                         Title:


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